Exhibit 10.1
FORM OF
CHANGE IN CONTROL AGREEMENT
     AGREEMENT dated as of December 17, 2007, between RAVEN INDUSTRIES, INC., a South Dakota corporation (the “Company”), and                                          (the “Executive”).
WITNESSETH:
     WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the Executive’s contribution to the growth and success of the Company and its subsidiaries has been substantial.
     WHEREAS, the Board has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Executive, to their assigned duties.
     WHEREAS, this Agreement sets forth the severance compensation which the Company agrees it will pay to the Executive if the Executive’s employment with the Company or a Subsidiary of the Company, as defined in Section 5(a), terminates under one of the circumstances described herein following a Change in Control (as defined herein).
     WHEREAS, the Company and Executive agree that it is in the best interests of the Company and Executive to enter into this Agreement to supersede the [(Moquist & Iacarella) Change in Control Agreement dated                      between the Company and Executive] [(Other Executives) 2001 Change of Control Severance Benefit Plan].
     NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained and in further consideration of services performed and to be performed by the Executive for the Company, the parties hereto agree as follows:
     1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
     (a) Cause. “Cause” shall mean termination of the Executive by the Company for any of the following reasons:
          (i) Executive is terminated from employment for willful misconduct that materially injures or causes a material loss to the Company and a material benefit to Executive or third parties, as for example, by embezzlement, appropriation of corporate opportunity, conversion of tangible or intangible corporate property or the making of agreements with third parties in which Executive or anyone related to or associated with him has a direct or indirect interest; the term “Cause” does not include a termination occasioned by ill-advised good faith judgment or negligence in connection with the Company’s business; or
          (ii) The determination by the Company in good faith that Executive has violated paragraph [(Moquist & Iacarella): 8 (Confidentiality) or 9 (Non-Competition) of the Senior Executive Employment Agreement] [(Other Executives): 7 (Confidentiality) or 8 (Non-Competition) of the Employment Agreement for Senior Management].
     (b) Change in Control. A “Change in Control” shall mean:
          (i) The acquisition (other than from the Company directly) by any person, entity or “group”, within the meaning of Section 13(d) or 14(d) of the ’34 Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the ’34 Act) of 25% or more of the then outstanding shares of the Company’s common stock; or
          (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, under Rule 14a-12(c) of Regulation 14A promulgated under the ’34 Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or
          (iii) Approval by the shareholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company. If Executive is employed by a Subsidiary, a sale of the assets, stock or business of the Subsidiary will not, in and of itself, be considered a “Change in Control” with respect to Raven Industries, Inc.
     (c) Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

     (d) Constructive Termination.
          (i) “Constructive Termination” shall mean:
               (a) a material, adverse change of Executive’s responsibilities, authority, status, position, offices, titles, or duties; provided, that (1) the fact that the Company is a subsidiary of an acquirer or a division of an acquirer, or (2) a change in Executive’s employment from a Subsidiary to the Company or another Subsidiary shall in either event not, in and of itself, be considered a material change to the Employee’s responsibilities, authority, status, position, offices, titles or duties, and any appropriate change in title related to such events shall not, in and of itself, be considered a material change to the Employee’s responsibilities, authority, status, position, offices, titles or duties;
               (b) an adverse change in Executive’s annual compensation or benefits;
               (c) a requirement to relocate in excess of fifty (50) miles from Executive’s then current place of employment without Executive’s consent; or
               (d) the breach by the Company of any material provision of this Agreement or failure to fulfill any other material contractual duties owed to the Executive.
For the purposes of this definition, Executive’s responsibilities, authority, status, position, offices, titles and duties are to be determined as of the date of this Agreement.
          (ii) Notwithstanding the provisions of subsection (i) above, no termination by the Executive will constitute a Constructive Termination unless the Executive shall have provided written notice to the Company within 90 days of an occurrence as described in paragraphs 1.(d)(i)(a) — 1.(d)(i)(d) above. The notice will describe his intention to so terminate this Agreement, which sets forth in reasonable detail the conduct that the Executive believes to be the basis for the Constructive Termination, and the Company will thereafter have failed to correct such conduct (or commence action to correct such conduct and diligently pursue such correction to completion) within 30 days following the Company’s receipt of such notice.

     (e) Date of Termination.
     “Date of Termination” shall mean:
          (i) if the Executive voluntarily terminates his employment with the Company, the date on which the Executive delivers a Notice of Termination to the Company; or
          (ii) if the Executive’s employment is terminated by the Company, the date on which the Company delivers a Notice of Termination to the Executive.
     (f) Notice of Termination. A “Notice of Termination” shall mean a written notice which shall indicate those specific termination provisions in this Agreement that are being relied upon. Any termination by the Company or the Executive shall be communicated by a Notice of Termination.
     (g) ‘34 Act. “ ‘34 Act” shall mean the Securities Exchange Act of 1934, as amended.
     2. Term. This Agreement shall commence on the date first above written and shall continue in effect until January 31, 2008. Commencing on January 31, 2008, and each January 31 thereafter, the term of this Agreement shall automatically be extended for one additional year to January 31, 2009 and each January 31, thereafter, unless at least sixty days immediately preceding such January 31, the Company shall have given the Executive written notice that the Company does not wish to extend this Agreement; provided that this Agreement shall continue in effect beyond the term provided herein if a Change in Control shall have occurred during such term or if any obligation of the Company hereunder remains unpaid as of such time.
     3. Severance Compensation upon a Change in Control and Termination of Employment. If (a) a Change in Control of the Company shall have occurred while the Executive is an employee of the Company, and (b) within two (2) years after the date of such Change in Control (i) the Company, except in the case of the Executive’s death, terminates the Executive’s employment without Cause, or (ii) there is a Constructive Termination, then
     (a) the Company shall pay the Executive any earned and accrued but unpaid installment of base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and all other unpaid amounts to which the Executive is entitled as of the Date of Termination under any compensation plan or program of the Company, including, without limitation, all accrued vacation time; such payments to be made in a lump sum on or before the fifth day following the Date of Termination;
     (b) in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay to the Executive an amount equal to the product of (A) the sum of (i) the Executive’s annual base salary in effect as of the Date of Termination and (ii) 60% of the maximum target or goal amount under the Management Incentive Plan for the year in which such Date of Termination occurs and (B) the number [2.0 for Moquist, Iacarella and Rykhus, 1.0 for all others]; such payment to be made in a lump sum six months following the Date of Termination;

     (c) the Executive shall, effective on the Date of Termination, be deemed a “Participant” and vested in all respects under the Company’s Senior Executive or Senior Management Retirement Benefits Policy, regardless of whether the Executive otherwise then satisfies the requirements for eligibility under such Policy; provided that the benefits specified under this Subsection 3(c) shall (A) not become payable until when the Executive reaches age 65 unless such benefits are payable at Executive’s age at that time under the terms of the Policy, and (B) not be provided to the extent such benefits are provided to the Executive by another employer at no cost to the Executive;
     (d) in the event a Change in Control of the Company shall have occurred while the Executive is an employee of the Company and, within two (2) years after the date of such Change in Control the Executive shall die while still an employee of the Company, the amount specified in Subsection 3(a) shall be paid by the Company to such Executive’s estate, and such deceased Executive’s spouse and eligible dependents shall be entitled to all of the benefits specified in the Company’s Senior Executive or Senior Management Retirement Benefits Policy as if such deceased Executive had delivered a Notice of Termination to the Company immediately prior to such death;
     (e) the Company’s obligations to provide the payments and benefits in this Section 2 are conditioned on Executive signing a general release of legal claims and covenant not to sue in form and content satisfactory to the Company;
     4. No Obligation to Mitigate Damages; No Effect on Other Contractual Rights.
     (a) The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise, except as provided in Subsection 3(e)(B).
     (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive’s existing rights, including post-retirement benefits or any other rights which would accrue solely as a result of the passage of time, under any benefit plan, employment agreement or other contract, Company policy, plan or arrangement.
     5. Successor to the Company.
     (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company (a “Subsidiary”), (1) “Company” as used in this Agreement shall in addition include such Subsidiary, (2) the Company agrees that it shall pay or shall cause such Subsidiary to pay any amounts owed to the Executive pursuant to Section 3 hereof and (3) a transfer of Executive between the Subsidiary and the Company or another Subsidiary shall not be deemed a termination of employment.
     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devisee, legatee, or other designee or, if there be no such designee, to the Executive’s estate.
     6. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, as follows:
     If to the Company:
Raven Industries, Inc.
205 East 6th Street
P.O. Box 5107
Sioux Falls, South Dakota 57117
Attention: President
     If to the Executive:

      (Address currently on file with the Company)
or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
     7. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota.
     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between the parties with respect to benefits payable upon a change in control, including the [(Moquist & Iacarella): Change In Control Agreement dated                      between the Company and Executive] [Other Executives): 2001 Change Of Control Severance Benefit Plan], provided, that this Agreement shall not affect or reduce any benefit to which Executive shall be otherwise entitled under the 2000 Stock Plan, Employment Agreement dated                      , or any other plan, agreement or policy of or with the Company. No modification, termination or attempted waiver of this Agreement shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.
     9. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     11. Fees and Expenses. The Company shall pay all fees and expenses (including attorney’s fees) which the Executive may incur as a result of the Company’s contesting the validity, enforceability or the Executive’s interpretation of, or determinations under, this Agreement, regardless of whether the Company is successful in such contest.
     12. Confidentiality. The Executive shall retain in confidence any and all confidential information known to the Executive concerning the Company and its business so long as such information is not otherwise publicly disclosed.
     13. Company’s Right to Terminate. Notwithstanding anything contained in this Agreement to the contrary, the Company may terminate the Executive’s employment at any time, for any reason or no reason, and no provision contained herein shall affect the Company’s ability to terminate the Executive’s employment at any time, with or without cause. Nothing in this Agreement shall in any way require the Company to provide any of the benefits specified in this Agreement prior to a Change in Control, nor shall this Agreement be construed in any way to establish any policies or other benefits for the Executive or any other employee of the Company whose employment with the Company is terminated prior to a Change in Control.
[Signature Page Follows]

[Signature Page to Change In Control Agreement]
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

ATTEST:	RAVEN INDUSTRIES, INC.

By	By

ATTEST:	EXECUTIVE:

By